SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011

DAVE & BUSTER’S, INC.
(Exact name of registrant as specified in its charter)

Missouri (State of incorporation)	001-15007 (Commission File Number)	43-1532756 (IRS Employer Identification Number)

2481 Manana Drive
Dallas TX 75220
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On January 19, 2011, Dave & Buster’s, Inc. (the “Company”) reached an agreement with Dolf Berle to serve as the Company’s President and Chief Operating Officer, effective February 14, 2011.

Dolf Berle, age 47, has been Executive Vice President of Hospitality and Business and Sports Club Division Head for ClubCorp USA, Inc., the largest owner and operator of golf, country club and business clubs, since August 2009.  Previously, Mr. Berle served as President of Lucky Strike Entertainment, an upscale chain of bowling alleys, from December 2006 to July 2009 and Chief Operating Officer of House of Blues Entertainment, Inc., a chain of live music venues, from April 2004 to December 2006.

Pursuant to the terms of his offer letter, Mr. Berle will receive an annual salary of $350,000.00 and will be eligible to participate in the Company’s annual Executive Incentive Plan.  Mr. Berle’s target incentive opportunity for the 2011 fiscal year will be 50% of his base salary, pro-rated based on his start date.

Following his start date, Mr. Berle will be granted approximately 4,000 stock options.  These will be a combination of service-based stock options which will vest in five (5) equal annual installments beginning on the first anniversary of the grant date and performance-based stock options that vest upon the attainment of certain pre-established performance targets.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

99	Press release dated January 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S, INC.

Date: January 24, 2011	By:	/s/ Jay L. Tobin
Jay L. Tobin
Senior Vice President, General Counsel and Secretary